FORM 8-K



                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                             SECURITIES ACT OF 1934


         Date of Report (Date of earliest event reported): Dec 29, 2003



                          THE HARTCOURT COMPANIES INC.
             (Exact name of registrant as specified in its charter.)


                                      Utah
                    (State of incorporation or organization)


                                    001-12671
                            (Commission File Number)


                                   87-0400541
                      (I.R.S. Employee Identification No.)


              911 E. Colorado Blvd. Third Floor Pasadena, CA 91106
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (626) 844 2437

Item 1.           Changes in Control of Registrant

                  None


Item 2.           Acquisition or Disposition of Assets

                           On December 16, 2003, The Hartcourt Companies,  Inc.,
                  a Utah Corporation (Registrant), signed a definitive agreement to purchase 51% percent of Beijing Challenger group of companies, comprised of four wholly owned companies located in Beijing and one located in Shanghai. The purchase price for 51 percent of Challenger is 31.3 Million RMB (US$3.8 Million) payable in 6,324,748 restricted common shares of Hartcourt, calculated at US$0.60 a share, and an investment of 5 Million RMB (US$610,000) into one of the wholly-owned subsidiaries of Challenger to strengthen its growth.

                           Started in 1995,  Challenger  is currently one of the
                  key regional distributors and marketing partners for IBM (www.ibm.com). Challenger's five subsidiaries specialize in the full range of IBM products including NT server, UNIX server, storage devices, notebook and desktop computers, as well as offering complete range of integrated solutions to its customers in corporate, education, banking, telecommunication and government sectors. Its sales network covers the Northern China market including Beijing, Tianjin, Shandong, Shanxi, Hebei, Henan, and Inner Mongolia.


Item 3.           Bankruptcy or Receivership

                  None

Item 4.           Changes in Registrant's Certifying Accountant

                  None

Item 5.           Other Events

                  None

Item 6.           Resignation of Registrant's Directors

                  None

Item 7.           Financial Statements and Exhibits

                           The   unaudited   pro   forma   condensed   financial
                  statements will be filed at a later date.

Item 8.           Change in Fiscal Year

                  None

                                    SIGNATURE


                  Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  THE HARTCOURT COMPANIES INC.



Dated: December 29, 2003                          By: /s/ David Chen
                                                  -----------------------
                                                  David Chen
                                                  Chief Executive Officer